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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 2 to the Registration Statement on Form S-3 of our report dated April 16, 2013, except for the effects of discontinued operations discussed in Notes 1, 19, 20, 21 and 24, as to which the date is October 1, 2013, relating to the consolidated financial statements of American Midstream Partners, LP, which appears in American Midstream Partners, LP's Current Report on Form 8-K dated October 1, 2013. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Denver, Colorado
November 22, 2013

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM